Exhibit 10.3

LUMINEX CORPORATION
FORM OF STOCK APPRECIATION RIGHTS AGREEMENT

THIS STOCK APPRECIATION RIGHTS AGREEMENT (this “Agreement”) is made and entered into as of this _____ day of _______________, 20__, between Luminex Corporation, a Delaware corporation (the “Company”), and ________________(the “Grantee”). Capitalized terms not otherwise defined herein shall have the meaning ascribed to such terms in the Luminex Corporation Second Amended and Restated 2006 Equity Incentive Plan (the “Plan”).

WHEREAS, the Company has adopted the Plan, which permits the issuance of Stock Appreciation Rights; and

WHEREAS, pursuant to the Plan, the Committee responsible for administering the Plan has granted an award of Stock Appreciation Rights to the Grantee in his or her capacity as an employee of the Company or one of its Subsidiaries as provided herein.

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

1. Grant of Stock Appreciation Rights.

1.1 The Company hereby grants to the Grantee an award (the “Award”) of Stock Appreciation Rights with respect to any or all of the _________Shares (the “SARs”) set forth on the Notice of Grant of Stock Appreciation Rights, at a Grant Price set forth on the attached Notice of Grant of Stock Appreciation Rights on the terms and conditions set forth in this Agreement and as otherwise provided in the Plan. Each SAR represents the right to receive pursuant to this Agreement, upon exercise of the SAR, a payment in cash in the manner described in Section 2.3 hereof in an amount equal to the excess of the Fair Market Value of one Share on the exercise date over the Grant Price set forth on the attached Notice of Grant of Stock Appreciation Rights (such excess, the “SAR Value”).

1.2 The Grantee hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all the terms and provisions thereof. The terms of this Agreement are governed by the terms of the Plan, and in the case of any inconsistency between the terms of this Agreement and the terms of the Plan, the terms of the Plan shall govern.

1.3 The Grantee’s rights with respect to the Award shall remain forfeitable at all times prior to the dates on which the SARs shall vest in accordance with Section 2 hereof.

2. Vesting and Exercise.

2.1 Except as otherwise provided herein, the SARs shall become vested and exercisable in accordance with the Notice of Grant of Stock Appreciation Rights attached hereto if and only if Grantee has been continuously employed by the Company or any of its Subsidiaries from the date of this Agreement through and including the date of exercise. Notwithstanding the above, any outstanding SARs shall vest and become exercisable in full upon the event of Grantee's death or Disability.

2.2 This Award, or any exercisable portion thereof, may be exercised solely by delivering to the Company or its designated agent, prior to the time when the Award or such portion becomes unexercisable under Section 2.6, notice in writing (or such other medium acceptable to the Company or its designated agent) signed or acknowledged by the Grantee or other person then entitled to exercise the Award, stating the number of SARs subject to the Award in respect of which the Award is thereby being exercised (the “Notice of Exercise”), such notice complying with all applicable rules established by the Committee. The date the Company or its designated agent receives the Notice of Exercise shall be the exercise date with respect to the SARs set forth in such notice;

2.3 The Grantee shall be entitled to local PRC payment in respect of each SAR covered by the Notice of Exercise. Subject to the provisions of the Plan, such payment shall be made by the Grantee’s PRC employer through the remittance to the Grantee, as promptly as practicable following the provision of the Notice of Exercise (or to the executors or administrators of Grantee’s estate if such estate provided the Notice of Exercise), of a Renminbi cash payment equal to the product of the number of such SARs being exercised and the SAR Value on the date the Company (or its designated agent) receives the Notice of Exercise, less any amounts necessary to satisfy any applicable withholding obligations in accordance with Section 4 below. The payments contemplated under this Section 2.3 shall be made entirely within the PRC such that they shall entail no cross-border fund flow.

2.4 The SARs covered by this Award shall under no circumstances be settled in Shares. The Grantee shall not become a shareholder of the Company or otherwise obtain the rights of a shareholder due to the grant or exercise of any SARs subject to this Agreement.

2.5 Except as otherwise determined by the Committee at or after the grant of the Award hereunder, and subject to applicable laws, Grantee shall forfeit all unvested SARs granted hereunder, and all rights of the Grantee to the amounts payable with respect to such SARs shall terminate, without further obligation on the part of the Company, unless the Grantee remains in the continuous employment (or other service-providing capacity) of the Company or its Subsidiaries for the entire period beginning on the Grant Date and ending on the vest date applicable to such SARs as provided in Section 2.1. “Continuous employment” will be deemed to end on the date on which notice of termination is received by the Grantee (or such later date as specified in such notice) or notice of resignation is given by the Grantee.

2.6 Any unexercised portion of the SARs granted hereby will expire seven (7) years from the date of grant of the SARs (the “Term”), unless terminated earlier as set forth below:

(a)    If the Grantee's employment with the Company and its Subsidiaries terminates by reason of death, or if the Grantee dies within three (3) months after termination of such employment for any reason other than Cause, this Award may thereafter be exercised by the legal representative of the estate or by the legatee of the Grantee under the will of the Grantee, until the expiration of the original Term of the Award;

(b)    If the Grantee’s employment with the Company and its Subsidiaries terminates by reason of Disability, this Award may thereafter be exercised by the Grantee or personal representative or guardian of the Grantee, as applicable, until the expiration of the original Term of the Award;

(c)    If Grantee’s employment with the Company and its Subsidiaries terminates by reason of Normal Retirement or Early Retirement, this Award may thereafter be exercised by the Grantee, until the expiration of the original Term of the Award. "Early Retirement" means retirement with the express consent of the Company or its designee at or before the time of such retirement, from active employment with the Company and its Subsidiaries prior to age sixty-five (65), in accordance with any applicable early retirement policy of the Company then in effect. "Normal Retirement" means retirement from active employment with the Company and its Subsidiaries on or after age sixty-five (65);

(d)     Termination for Cause. If the Grantee's employment with the Company and its Subsidiaries is terminated for Cause, this Award shall terminate immediately and become void and of no effect.

(e)    Other Termination. If the Grantee's employment with the Company and its Subsidiaries is terminated for any reason other than for Cause, death, Disability or Normal Retirement or Early Retirement, this Award may be exercised, to the extent the Award was exercisable at the time of such termination, by the Grantee for a period of ninety (90) days from the date of such termination of employment or the expiration of the original Term of the Award, whichever period is the shorter.

2.7 During the Grantee's lifetime this Award can be exercised only by the Grantee, except as otherwise provided in Section 2.6(a) above or in this Section 2.7. This Grant may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by Grantee other than by will or the laws of descent and distribution. Any attempt to otherwise transfer this Award shall be void. No transfer of this Award by the Grantee by will or by laws of descent and distribution shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and an authenticated copy of the will and/or such other evidence as the Committee may deem necessary or appropriate to establish the validity of the transfer.

3. No Right to Continued Service. Nothing in this Agreement or the Plan shall be interpreted or construed to confer upon the Grantee any right to continue service as an employee of the Company, any Subsidiary or Affiliate, and the Company or its Subsidiaries or Affiliates may at any time dismiss Grantee from employment, free from any liability or any claim under the Plan but subject to the terms of the Grantee’s employment agreement, if any.

4. Withholding Obligations. Regardless of any action the Company or the Grantee’s actual employer (the “Employer”) takes with respect to any or all applicable income tax (including federal, state and local taxes and any applicable withholding tax or amounts under the laws of any other jurisdiction), social insurance contributions, payroll tax, payment on account or other tax-related withholding in connection with the grant, vesting or payment in settlement of the Award or payment of dividend equivalents (“Tax-Related Items”), the Grantee acknowledges that the ultimate liability for all Tax-Related Items legally due by the Grantee is and remains the Grantee’s responsibility and that the Company and/or the Employer (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Award, including the grant and the receipt of a cash payment upon settlement of the Award; and (ii) do not commit to structure the terms of the grant or any aspect of the Award to reduce or eliminate the Grantee’s liability for Tax-Related Items. Further, notwithstanding any contrary provision of this Agreement, no cash payment shall be made to the Grantee unless and until satisfactory arrangements (as determined by the Committee) have been made by the Grantee to satisfy all withholding and payment on account obligations of the Company and/or the Employer with respect to the cash payment. In this regard, the Grantee authorizes the Company or the Employer to withhold all applicable Tax-Related Items legally payable by the Grantee from the Grantee’s wages or other cash compensation payable to the Grantee by the Company or the Employer or from the cash payment received upon settlement of the Award. The Grantee agrees to pay to the Company or to the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold as a result of the grant or settlement of the Award or payment of dividend equivalents that cannot be satisfied by the means previously described. The Grantee acknowledges and agrees that the Company may refuse to deliver any cash payment otherwise due hereunder if the Grantee fails to comply with his or her obligations in connection with the Tax-Related Items as described in this Section.

5. Modifications of this Agreement; Adjustments to SARs.

(a)Subject to the restrictions contained in the Plan and applicable laws, the Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, the Award, prospectively or retroactively; provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would adversely affect the rights of the Grantee or any holder or beneficiary of the Award shall not to that extent be effective without the consent of the Grantee, holder or beneficiary affected.

(b)The Committee may make equitable and proportionate adjustments in the terms and conditions of, and the criteria included in, this Award in recognition of unusual or nonrecurring events (and shall make adjustments for the events described in Section 4.2 of the Plan) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations or accounting principles in accordance with the Plan, whenever the Committee determines that such event(s) affect the Shares. Any such adjustments shall be effected in a manner that precludes the material enlargement of rights and benefits under this Award.

6. Severability. If any provision of this Agreement is, or becomes, or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or the Award, or would disqualify the Plan or Award under any laws deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award, and the remainder of the Plan and Award shall remain in full force and effect.

7. Governing Law. The validity, interpretation, construction, effect and performance of this Agreement shall be governed by the laws of the State of Delaware without giving effect to the conflicts of law principles thereof, except to the extent that such laws are preempted by Federal law.

8. Successors in Interest. This Agreement shall inure to the benefit of and be binding upon any successor to the Company. This Agreement shall inure to the benefit of the Grantee’s legal representatives. All obligations imposed upon the Grantee and all rights granted to the Company under this Agreement shall be binding upon the Grantee’s heirs, executors, administrators and successors.

9. Resolution of Disputes. Any dispute or disagreement which may arise under, or as a result of, or in any way related to, the interpretation, construction or application of this Agreement shall be determined by the Committee. Any determination made hereunder shall be final, binding and conclusive on the Grantee and the Company for all purposes. The Grantee may contest a decision or action by the Committee with respect to such Grantee only on the grounds that such decision or action was arbitrary or capricious or was unlawful, and any review of such decision or action shall be limited to determining whether the Committee’s decision or action was arbitrary or capricious or unlawful.
10. Nature of Grant. In signing this Agreement, Grantee acknowledges that:

(a)
the Plan is established voluntarily by the Company, it is discretionary in nature and may be modified, amended, suspended or terminated by the Company at any time, unless otherwise provided in the Plan and this Agreement;

(b)
the grant of the Award is voluntary and occasional and does not create any contractual or other right to receive future Awards, or benefits in lieu of Awards even if Awards have been made repeatedly in the past;

(c)	the Grantee’s participation in the Plan is voluntary;

(d)
SARs are an extraordinary item that do not constitute compensation of any kind for services of any kind rendered to the Company or the Employer, and SARs are outside the scope of the Grantee’s employment contract, if any;

(e)
SARs are not part of normal or expected compensation or salary for any purpose, including, but not limited to, calculation of any severance, resignation, termination, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments and in no event should be considered as compensation for, or relating in any way to, past services for the Company or the Employer;

(f)
In consideration of the grant of the Award, no claim or entitlement to compensation or damages arises from termination of the SARs or diminution in value of the Shares on which the value of the Award is based resulting from termination of the Grantee’s service by the Company or the Employer (for any reason whatsoever and whether or not in breach of local labor laws) and the Grantee irrevocably releases the Company and the Employer from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, then, by signing this Agreement and/or accepting the Award, the Grantee shall be deemed irrevocably to have waived his or her entitlement to pursue such claim;

(g) The value of the Shares on which the payment in settlement of the Award is determined is not guaranteed and may fluctuate or drop in value such that payments in settlement of some SARs may be greater or less than payments from other SARs with different vesting dates.

11. Notices. All notices required to be given under this Award shall be deemed to be received if delivered or mailed as provided for herein, to the parties at the following addresses, or to such other address as either party may provide in writing from time to time.

To the Company:	Luminex Corporation
12212 Technology Blvd.
Austin, TX 78727
Attn: Corporate Secretary and Chief Financial Officer

To the Grantee:	The address then maintained with respect to the Grantee in the Company's records.
12. Data Privacy Notice and Consent.
The Grantee hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of his or her personal data as described in this Agreement by and among, as applicable, the Employer, the Company, its Subsidiaries and its affiliates for the exclusive purpose of implementing, administering and managing the Grantee’s participation in the Plan. The Grantee understands that the Company and the Employer may hold certain personal information about the Grantee, including, but not limited to, the Grantee’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares or directorships held in the Company, details of all Awards or any other entitlement to Shares awarded, canceled, vested, unvested or outstanding in the Grantee’s favor, for the purpose of implementing, administering and managing the Plan (“Data”).
The Grantee understands that Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in the Grantee’s country, or elsewhere, and that the recipient’s country may have different including less stringent data privacy laws and protections than the Grantee’s country. The Grantee understands that he or she may request a list with the names and addresses of any potential recipients of the Data by contacting the Company. The Grantee authorizes the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the Grantee’s participation in the Plan, including any requisite transfer of such Data as may be required to a broker, escrow agent or other third party with whom the cash received upon settlement of the Award may be deposited. The Grantee understands that Data will be held only as long as is necessary to implement, administer and manage his or her participation in the Plan. The Grantee understands that he or she may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting the Company in writing. The Grantee understands, however, that refusal or withdrawal of consent may affect his or her ability to participate in the Plan. For more information on the consequences of his or her refusal to consent or withdrawal of consent, the Grantee understands that he or she may contact the Company.
13. Administration in China. As a result of the restriction of the Award settlement to local Renminbi cash payment by the Grantee’s PRC employer as set forth in Section 2, the Award shall not entail any cross-border flow of funds and therefore shall not implicate regulations or restrictions from the State Administration of Foreign Exchange (SAFE). Should the applicable laws or regulations change with respect to SAFE, the Company shall have the right to modify, suspend or discontinue the Plan or the Awards in the PRC.

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IN WITNESS WHEREOF, the parties have caused this Stock Appreciation Right Agreement to be duly executed effective as of the day and year first above written.

LUMINEX CORPORATION

By:    _________________________________

OPTIONEE:

______________________________________
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OPTIONEE:

______________________________________
Signature